                                     TRANSFER OF
                                 TECHNOLOGY AGREEMENT


    This Transfer of Technology Agreement ("Agreement") by and between Project Heart Limited Partnership, a Minnesota limited partnership (the "Partnership"), and LexTen, Inc., a Minnesota corporation ("LexTen") shall be deemed to be effective as of the 30th day of September, 1997.

                                 W I T N E S S E T H:

    WHEREAS, LexTen is the general partner of the Partnership and Larry Rasmusson, the president of LexTen, Inc., was, but no longer is, a limited partner of the Partnership;

    WHEREAS, Larry A. Rasmusson ("Rasmusson") and LexTen sold, assigned and transferred all of their right, title and interest in and to certain processes or devices for inhibiting rejection in connection with heart transplant patient procedures, as described in Exhibit A (the "Concept") attached hereto and made a part hereof, to the Partnership pursuant to the terms of an Assignment dated October 31, 1990, attached hereto as Exhibit B;

    WHEREAS, the Partnership has been since the date of the Assignment described above and is now the sole owner of the Concept;

    WHEREAS, the undersigned general partner and limited partners have decided to dissolve the Partnership and return all of the cash on hand, which is the only asset of the Partnership other than the Concept, to the limited partners and to distribute the Concept to the general partner to facilitate the dissolution of the Partnership;

    WHEREAS, the limited partners have approved the transfer and distribution of the Concept to the general partner, LexTen, and have authorized the general partner to effect such transfer and distribution pursuant to the terms of this Agreement.

    NOW THEREFORE, in consideration of the recitals set forth above and the terms and conditions set forth below, the parties hereto agree as follows:

    1. TRANSFER OF CONCEPT. The Partnership hereby sells, transfers, assigns and distributes to LexTen all past, present and future rights, title and interests of the Partnership in and to the Concept, including, without limitation, any applications for Letters Patent and any all divisions, continuations and reissues thereof, and any and all Letters Patent of the United States and foreign countries which may be granted therefor, the same to be held and enjoyed by LexTen for its own use and benefit, and for the use and benefit of its successors, assigns or other legal representatives. The Partnership further authorizes LexTen to execute and deliver any and all papers on behalf of the Partnership that may be necessary or desirable to perfect the title of said invention or inventions in and to such Letters Patent as may be applied for or granted therefor and to sign all papers, make all rightful oaths and do all lawful acts requisite for the filing of such applications.

    2. CONSIDERATION. The consideration for the transfer, assignment and distribution described herein is the acceptance of the Concept by LexTen in full and complete satisfaction and in consideration of the liquidation of LexTen's interest in the Partnership and LexTen's consent to the distribution of cash to the limited partners.

    3. OWNERSHIP INTEREST. The Partnership represents and warrants that it has not advanced the research and development of the Concept by research or development or otherwise and has not granted an interest in and to the Concept to any third parties and has not communicated, divulged or disclosed the specifics of the Concept to any third party or parties.

    4.   GENERAL PROVISIONS.

         4.1 This Agreement is the entire Agreement between the parties concerning the subject matter herein and supersedes and replaces any existing Agreement between the parties hereto relating to such subject matter.

         4.2 No provisions of this Agreement may be modified, waived, or discharged unless in a writing signed by LexTen and the Partnership.

         4.3 It is further agreed and understood by the parties hereto that if any part, term or provision of this Agreement is held unenforceable, this Agreement shall be construed as if not containing the invalid provision or provisions. Invalidity or unenforceability of any portion or provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect and shall govern the rights and obligations of the parties hereto.

         4.4 This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota. By executing this Agreement, the parties do hereby agree and submit to personal jurisdiction in the State of Minnesota for the purposes of any suit or proceeding brought to enforce the terms and conditions of this Agreement and agree that any such suit or proceeding shall be venued in Minnesota.

         4.5 The terms, conditions and covenants herein shall be binding upon the successors or assigns of the Partnership and/or LexTen or any subsidiary or affiliate of the Partnership and/or LexTen.

         4.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same contract.

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

         4.7 In the event that any legal action must be taken by either party to enforce this Agreement, all costs and expenses of the prevailing party in connection with any such action, including, but not limited to, reasonable attorney's fees and legal expenses shall be paid on demand and presentation of appropriate evidence by the nonprevailing party.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.


LEXTEN, INC.


By  /s/ Larry Rasmusson
  ----------------------------
  Its  President
     -------------------------
Date:      11/23       , 1997;
     ------------------

PROJECT HEART LIMITED PARTNERSHIP
LexTen, Inc., General Partner

By /s/ Larry Rasmusson
  --------------------------------------
  Its   President
     -----------------------------------

Date:     11/23    , 1997
     ---------------

Consented and agreed by the undersigned Limited Partners of Project Heart Limited Partnership:

OXBORO MEDICAL INTERNATIONAL, INC.

By  /s/ Larry Rasmusson
  -------------------------------------------
   Its     CEO
      ---------------------------------------
Date:     11/23  , 1997
     ------------

/s/ Keith Olson                   11-19-97
--------------------------------------------
Keith Olson                         Date


/s/ Harley Haase                  11/19/97
--------------------------------------------
Harley Haase                        Date


/s/ Randie Lundberg               11-24-97
--------------------------------------------
Randie Lundberg                     Date


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